Exhibit 1.1

Edesa Biotech, Inc.

Common Shares, without par value,
Having an Aggregate Offering Price of up to US$20,000,000

EQUITY DISTRIBUTION AGREEMENT

March 27, 2023

Canaccord Genuity LLC
99 High Street, 12th Floor
Boston, Massachusetts 02110

Ladies and Gentlemen:

Edesa Biotech, Inc., a company incorporated pursuant to the laws of the Province of British Columbia, Canada (the “Company”), confirms this agreement (this “Agreement”) with Canaccord Genuity LLC (the “Manager”) as follows:

SECTION 1:             Description of Shares. The Company may, from time to time during the term of this Agreement, issue and sell through or to the Manager, as sales agent and/or principal, common shares of the Company, without par value, having an aggregate offering price of up to US$20,000,000 (the “Shares”) on the terms and subject to the conditions set forth herein. The common shares, without par value, of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Shares.” The Company agrees that, whenever the Company determines to sell Shares directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”), in form and substance mutually satisfactory to the Company and the Manager, relating to such sale in accordance with Section 3 hereof.

The Company has filed not earlier than three years prior to the date hereof (the “Execution Date”), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”), a registration statement (File No. 333-266604) on Form S-3, including a Base Prospectus (as defined below), which specifically relates to Shares which may be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a Prospectus Supplement (as defined below) to the Base Prospectus which specifically relates to the Shares. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, including the Base Prospectus, as amended at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Act, as such section applies to the Manager, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, and (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the time of such registration statement’s effectiveness or deemed effectiveness for purposes of Section 11 of the Act, as such section applies to the Manager. Except where the context otherwise requires, “Base Prospectus,” as used herein, means the prospectus filed as part of the Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act in connection with the offering of the Shares. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus. “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A hereto. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act as of the date of such document (the “Incorporated Documents”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing on or after the initial effective date of the Registration Statement, or the date of the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, as the case may be, of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

SECTION 2:             Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Manager on and as of (i) the Execution Time, (ii) each date on which the Company executes and delivers a Terms Agreement, (iii) the time of each sale of Shares pursuant to this Agreement (each, a “Time of Sale”), (iv) each Settlement Date (as defined in Section 3(a)(iv)) and (v) each Bring-Down Delivery Date (as defined in Section 4(m)) (each such dated listed in (i) through (v), a “Representation Date”), that:

(a)                 Registration. The Company satisfies the conditions for the use of Form S-3 in connection with the offer and sale of the Shares as contemplated hereby; the Registration Statement has become effective. The Registration Statement, at the Execution Time, and, as then amended, at each other Representation Date, and at all times during which a prospectus is required by the Act to be delivered (whether physically deemed to be delivered pursuant to Rule 153 under the Act or through compliance with Rule 172 under the Act or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x) under the Act. Copies of the Registration Statement have been delivered by the Company to the Manager.

(b)                No Stop Order. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission. The Commission has not issued any order preventing or suspending the use of any Prospectus Supplement or any Permitted Free Writing Prospectus and no proceeding for that purpose has been initiated or, to the knowledge of the Company, is threatened by the Commission.

(c)                 Registration Statement and Prospectus Conform to the Requirements of the Act. At the Execution Time, the Registration Statement conformed, and, as then amended or supplemented as of each other Representation Date will conform, in all material respects, to the applicable requirements of the Act. When the Prospectus is first filed in accordance with Rule 424(b) under the Act and as of each Representation Date, the Prospectus, as amended or supplemented, will conform, in all material respects, to the applicable requirements of the Act and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Manager prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes as the Company has advised the Manager, prior to the Execution Time, will be included or made therein. The Company meets, and at the time the Registration Statement was originally declared effective the Company met, the applicable requirements of Form S-3 under the Act. The aggregate market value of securities sold by or on behalf of the Company pursuant to General Instruction I.B.6 of Form S-3 during the 12 month period immediately prior to, and including, the date of this Agreement is no more than one-third of the aggregate market value of the voting and non-voting common equity held by nonaffiliates of the Company, as determined pursuant to General Instruction I.B.6 of Form S-3.

(d)                Permitted Free Writing Prospectuses Conform to the Requirements of the Act. Each Permitted Free Writing Prospectus, if any, conformed or will conform in all material respects to the requirements of the Act on the date of first use, and the Company has complied with all prospectus delivery and filing requirements applicable to each such Permitted Free Writing Prospectus pursuant to the Act. The Company has not made any offer relating to the Shares that would constitute a Permitted Free Writing Prospectus without the prior written consent of the Manager. The Company has retained, in accordance with the Act, all Permitted Free Writing Prospectuses, if any, that were not required to be filed pursuant to the Act.

(e)                 No Material Misstatements or Omissions. As of its effective date, the Registration Statement did not, and does not and will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of its date the Prospectus does not, and does not and will not, as then amended or supplemented, as of each Representation Date, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus, if any, as of its date, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Permitted Free Writing Prospectus, if any, does not conflict with the information contained in the Registration Statement, and each such Permitted Free Writing Prospectus, as supplemented by and taken together with the Prospectus as of its date, did not and will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this Section 2(e) do not apply to statements in or omissions from the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus or any such amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Manager expressly for use therein.

(f)                  Formation and Qualification. Each of the Company, Edesa Biotech Research, Inc., a company incorporated pursuant to the laws of the Province of Ontario, Canada (“Edesa Research”) and Edesa Biotech USA, Inc., a California corporation (“Edesa USA” and, together with the Company and Edesa Research, collectively the “Company Parties”, or each individually a “Company Party”) has been duly organized and is validly existing and is in good standing as a corporation under the laws of its jurisdiction of organization with full corporate power and authority to own or lease, as the case may be, and operate its properties and conduct its business as described in the Prospectus. Each of the Company Parties is duly registered or qualified to transact business as a foreign corporation and is in good standing in all jurisdictions in which the conduct of its business requires such registration or qualification, all of such jurisdictions being listed on Schedule C hereto, except where the failure to be so registered or qualified or to be in good standing would not have a material adverse effect on (i) the condition (financial or otherwise), properties, assets, liabilities, results of operations, earnings, business or prospects of the Company Parties taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”) or (ii) the performance of this Agreement or the transactions contemplated by this Agreement. At the Execution Time, the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022.

(g)                Power and Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder. The Company has all requisite power and authority to issue, sell and deliver the Shares, in accordance with and upon the terms and conditions set forth in the Amended and Restated Articles of the Company (the “Articles”). All corporate action required to be taken by any of the Company Parties or any of their respective directors for the authorization, issuance, sale and delivery of the Shares and the consummation of the transactions contemplated by this Agreement has been validly taken.

(h)                Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued in accordance with the Articles, and will be fully paid and nonassessable and will conform in all material respects to the description of the Common Shares in the Registration Statement and the Prospectus; and except as described in or expressly contemplated by the Registration Statement and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any Common Shares or other equity security in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any equity security of the Company or any such convertible or exchangeable securities, rights, warrants or options.

(i)                  Outstanding Company Stock. As of the Execution Date, the issued and outstanding capital stock of the Company consists of 20,058,665 Common Shares. All such shares have been duly authorized and validly issued in accordance with the Articles, and have been fully paid and are nonassessable.

(j)                  Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(k)                Restrictions on Company Parties’ Ownership of Securities. Other than (i) the Company’s ownership of (1) all of the capital stock of Edesa Research and (2) all of the capital stock of Edesa USA, none of the Company Parties own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity except as may be disclosed in the Registration Statement and Prospectus after the Execution Time and in accordance with this Agreement.

(l)                  No Violation or Default. No Company Party is (i) in violation of its charter or by-laws, articles or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Company Party is a party or by which such Company Party is bound or to which any of the property of any Company Party is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to such Company Party or any of its properties, except, in the case of clauses (ii) and (iii) above, for any such default, prospective default or violation that would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

(m)               No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares, the consummation by the Company of the transactions contemplated hereby, and the application of the proceeds as described under the caption “Use of Proceeds” in the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any Company Party pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any Company Party is a party or by which any Company Party is bound or to which any of the property of any Company Party is subject, (ii) result in any violation of the provisions of the charter or by-laws, articles or similar organizational documents of any Company Party or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to such Company Party or any of its properties, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(n)                No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required in connection with the issuance and sale of the Shares and the consummation by the Company of the transactions contemplated hereby, except for (i) the registration of the Shares under the Act and the Exchange Act, (ii) as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iii) under applicable state or Canadian securities laws in connection with the purchase and distribution of the Shares by the Manager, (iv) consents, approvals, authorizations, orders, licenses, registrations or qualifications that have been or, prior to the Execution Date, as applicable, will be obtained, (v) consents, approvals, authorizations, orders, licenses, registrations or qualifications that, if not obtained, would not have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement, (vi) any listing applications and related consents or any notices required by The Nasdaq Stock Market (“Nasdaq”) in the ordinary course of the offering of the Shares, (vii) filings with the Commission pursuant to Rule 424(b) under the Act or (viii) filings with the Commission on Form 8-K or otherwise with respect to this Agreement or required to be made in connection with the transactions contemplated hereby or the registration of the Shares under the Act or the Exchange Act.

(o)                Legal Proceedings. Except as described in the Registration Statement or the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits, inquiries or proceedings pending or, to the knowledge of the Company, threatened to which any Company Party is or may be a party or to which any property of any Company Party is or may be the subject that, individually or in the aggregate, if determined adversely to any Company Party, would reasonably be expected to have a Material Adverse Effect. There are no current or pending legal, governmental or regulatory investigations, actions, suits, inquiries or proceedings that are required under the Act to be described in the Registration Statement or the Prospectus that are not so described therein.

(p)                Independent Accountants. MNP LLC (the “Accountant”), which has audited certain financial statements of the Company, is an independent registered public accounting firm with respect to each entity it has audited within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act. To the Company’s knowledge, the Accountant is not and was not, during the term of its engagement as the Company's independent registered public accounting firm, in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) with respect to the Company.

(q)                Title to Real and Personal Property. Except as described in the Registration Statement and the Prospectus and except to the extent that failure of the following to be true, individually or in the aggregate, would not have a Material Adverse Effect: the Company Parties have indefeasible title to all real property and good title to all personal property described in the Registration Statement and the Prospectus as being owned by any of them, free and clear of all Liens, other than as do not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement and the Prospectus; and all the property described in the Registration Statement and the Prospectus as being held under lease by the Company Parties are held thereby under valid, subsisting and enforceable leases, except to the extent the failure to so hold does not materially interfere with the use of such properties, taken as a whole, as they have been used in the past and are proposed to be used in the future as described in the Registration Statement and the Prospectus.

(r)                  Title to Intellectual Property. To the Company’s knowledge, each of the Company Parties owns, possesses, licenses or has other rights to use or otherwise receive the benefit of all material foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses as conducted and proposed to be conducted as described in the Registration Statement and the Prospectus, except to the extent the failure to own, possess, license or have other rights to use or otherwise receive the benefit of such rights does not have a Material Adverse Effect. The Company Parties have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would reasonably be expected to result in a Material Adverse Effect.

Except as disclosed in the Registration Statement and the Prospectus, (i) to the Company’s knowledge, there are no rights of third parties to any such Intellectual Property owned, possessed, licensed or otherwise held by the Company Parties; (ii) to the Company’s knowledge, there is no infringement by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, inquiry, proceeding or claim brought by others challenging any Company Party’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, inquiry, proceeding or claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, inquiry, proceeding or claim brought by others challenging the validity or scope of any such Intellectual Property; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, inquiry, proceeding or claim brought by others that any Company Party has infringed, misappropriated or otherwise violated any patent, trademark, copyright, trade secret or other proprietary rights of others or would, upon further development or commercialization of any product, product candidate or service described in the Registration Statement and the Prospectus as under development, infringe, misappropriate or violate, any intellectual property of others, and the Company is unaware of any facts that would form a basis for any such claim; (vi) to the Company’s knowledge, there is no third-party U.S. patent or published U.S. patent application which contains claims for which an Interference Proceeding (as defined in 35 U.S.C. § 135) has been commenced against any patent or patent application described in the Registration Statement and Prospectus as being owned by or licensed to the Company; (vii) there is no prior act or public or commercial activity of which the Company is aware that would reasonably be expected to render any patent included in the Intellectual Property invalid or that would preclude the issuance of any patent on any patent application included in the Intellectual Property which has not been disclosed to the U.S. Patent and Trademark Office or the relevant foreign patent authority, as the case may be; (viii) to the Company’s knowledge, the Company has not committed any act or omitted to undertake any act the effect of such commission or omission would reasonably be expected to result in a legal determination that any item of Intellectual Property thereby was rendered invalid or unenforceable in whole or in part; (ix) to the Company’s knowledge, the issued patents included in the Intellectual Property are valid and enforceable and the Company is unaware of any facts that would preclude the issuance of a valid and enforceable patent on any pending patent application included in the Intellectual Property; (x) the use or composition of the product candidates described in the Registration Statement and the Prospectus as under development by the Company fall within the scope of one or more claims of the patents or patent applications included in the Intellectual Property; (xi) the Company has taken reasonable steps necessary to secure the interests of the Company in the Intellectual Property purported to be owned by the Company from any employees, consultants, agents or contractors that developed (in whole or in part) such Intellectual Property; (xii) the Company Parties have complied with the terms of each agreement pursuant to which Intellectual Property has been licensed to such Company Party, and all such agreements are in full force and effect and, (xiii) to the Company’s knowledge, regarding the Intellectual Property, no employee of a Company Party is in or has ever been in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company Party or actions undertaken by the employee while employed with the Company Party, except, in the case of any of clauses (i)-(xiii) above, for any such rights of or infringement by third parties or any such pending or threatened suit, action, proceeding or claim, or any non-compliance, act, event, occurrence, or fact as would not, individually or in the aggregate, result in a Material Adverse Effect.

(s)                 Consents and Permits. Except as disclosed in the Registration Statement and the Prospectus, the Company Parties have made all filings, applications and submissions required by, possesses and is operating in compliance with, all approvals, licenses, certificates, certifications, clearances, consents, grants, exemptions, marks, notifications, orders, permits and other authorizations issued by the appropriate Governmental Authority necessary for the ownership or lease of their respective properties or to conduct its businesses as described in the Registration Statement and the Prospectus (collectively, “Permits”), except for such Permits the failure of which to possess, obtain or make the same would not have a Material Adverse Effect; the Company Parties are in compliance with the terms and conditions of all such Permits, except where the failure to be in compliance would not have a Material Adverse Effect; all of the Permits are valid and in full force and effect, except where any invalidity, individually or in the aggregate, would not have a Material Adverse Effect; and none of the Company Parties has received any written notice relating to the limitation, revocation, cancellation, suspension, modification or non-renewal of any such Permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course. “Governmental Authority” means (i) any federal, provincial, state, local, municipal, national or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private) (including, without limitation, the United States Food and Drug Administration (the “FDA”) and Health Canada); (ii) any self-regulatory organization; or (iii) any political subdivision of any of the foregoing. To the extent required by applicable laws and regulations of the FDA, the applicable Company Party has submitted to the FDA an Investigational New Drug Application or amendment or supplement thereto for each clinical trial it has conducted or sponsored or is conducting or sponsoring; all such submissions were in material compliance with applicable laws and rules and regulations when submitted and no material deficiencies have been asserted by the FDA with respect to any such submissions. The Company Parties possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and none of the Company Parties has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(t)                  Regulatory Filings. Except as disclosed in the Registration Statement and the Prospectus, none of the Company Parties has failed to file with the applicable Governmental Authorities (including, without limitation, the FDA, Health Canada, or any foreign, federal, state, provincial or local Governmental Authority performing functions similar to those performed by the FDA) any required filing, declaration, listing, registration, report, document, form, notice, application, claim, submission, supplement or amendment, except for such failures that, individually or in the aggregate, would not have a Material Adverse Effect; except as disclosed in the Registration Statement and the Prospectus, all such filings, declarations, listings, registrations, reports documents, forms, notices, applications, claims, submissions, supplements or amendments were complete, correct and in compliance with applicable laws when filed (or were corrected or supplemented by a subsequent submission) and no deficiencies have been asserted by any applicable governmental or regulatory authority with respect to any such filings, declarations, listings, registrations, reports, documents, forms, notices, applications, claims, submissions, supplements or amendments, except for any deficiencies that, individually or in the aggregate, would not have a Material Adverse Effect. The Company Parties have operated and currently are, in all material respects, in compliance with the United States Federal Food, Drug, and Cosmetic Act (the “FDCA”), the Canada Food and Drugs Act, all applicable rules and regulations of the FDA or Health Canada and other federal, state, provincial, local and foreign Governmental Authority exercising comparable authority, except where the failure to comply, individually or in the aggregate, would not have a Material Adverse Effect.

(u)                Clinical Studies. The preclinical studies and tests and clinical trials conducted by or, to the knowledge of the Company, on behalf of or sponsored by the Company Parties were, and, if still pending, are being conducted in all material respects in accordance with the experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company Parties and all applicable laws, including, without limitation, the FDCA and its implementing regulations at 21 C.F.R. Parts 50, 54, 56 and 312, and the Canada Food and Drugs Act; the descriptions of such studies, tests and trials, and the results thereof, contained in the Registration Statement and Prospectus are accurate and complete in all material respects; the Company is not aware of any tests, studies or trials not described in the Registration Statement or Prospectus, the results of which reasonably call into question the results of the tests, studies and trials described in the Registration Statement or Prospectus; and the Company has not received any written notice or correspondence from the FDA, Health Canada or any foreign, state or local Governmental Authority exercising comparable authority or any institutional review board or comparable authority requiring the termination, suspension, clinical hold or material modification of any tests, studies or trials.

(v)                No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any Company Party, on the one hand, and the directors, officers, equity holders, customers or suppliers of any Company Party, on the other, that is required by the Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents.

(w)               Investment Company Act. None of the Company Parties is now or, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(x)                Taxes. The Company Parties have paid all federal, provincial, state, local, foreign and franchise taxes and filed all federal, provincial, state, local, foreign and franchise tax returns required to be paid or filed through the date hereof, except for (i) the payment of any taxes (A) that are being contested in good faith and for which adequate reserves have been provided or (B) which, if not paid, would not have, individually or in the aggregate, a Material Adverse Effect, and (ii) the filing of any tax returns as to which the failure to file would not have, individually or in the aggregate, a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against any Company Party or any of their respective properties, except as would not have, individually or in the aggregate, a Material Adverse Effect.

(y)                No Labor Disputes. No labor disturbance by or dispute with employees of any of the Company Parties exists or, to the knowledge of the Company, is contemplated or threatened, and none of the Company Parties are aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of their principal suppliers, contractors or customers, except, in each case, as would not have, individually or in the aggregate, a Material Adverse Effect.

(z)                 Compliance with and Liability under Environmental Laws. Except as described in the Registration Statement and the Prospectus: (i) the Company Parties (A) are, and at all prior times were, in compliance with any and all applicable federal, provincial, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (B) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) have not received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would result in any such notice, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company Parties, except in the case of each of (i) and (ii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Registration Statement and the Prospectus, (x) there are no proceedings that are pending, or that are known to be contemplated, against the Company Parties under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company Parties are not aware of any issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures or earnings or financial position of the Company Parties, and (z) none of the Company Parties anticipates material capital expenditures relating to any Environmental Laws. None of the Company Parties has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar U.S. or non-U.S. state or local Environmental Laws or regulation requiring such Company Party to investigate or remediate any pollutants or contaminants, except where such requirements would not, individually or in the aggregate, have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business.

(aa)              Disclosure Controls. The Company maintains effective “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) which (i) are designed to ensure that material information relating to the Company Parties is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, especially during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated by management of the Company for effectiveness as of the end of the Company’s most recent fiscal quarter, and (iii) are effective in all material respects to perform the functions for which they were established.

(bb)             Insurance. The Company Parties have, or are entitled to the benefit of, insurance (including self-insurance) covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are reasonably adequate to protect the Company Parties and their respective businesses in a commercially reasonable manner; and no Company Party has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

(cc)              Internal Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (“GAAP”). The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s internal accounting controls are effective and the Company is not aware of any material weaknesses in the accounting controls of the Company. The Company’s independent auditors and board of directors have been advised of: (x) all “material weaknesses” and “significant deficiencies” (each, as defined in Rule 12b-2 of the Exchange Act), if any, in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and (y) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Company’s internal controls (whether or not remediated); all such material weaknesses and significant deficiencies, if any, have been disclosed in the Registration Statement and the Prospectus in all material respects; and, since the date of the most recent evaluation of such disclosure controls and procedures and internal controls, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(dd)             Financial Information. The consolidated historical financial statements, including the notes thereto, and schedules of the Company Parties included or incorporated by reference in the Registration Statement and the Prospectus present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved (except as otherwise noted therein). All non-GAAP financial information included or incorporated by reference in the Registration and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Act; and, except as disclosed in the Registration Statement and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, material future effect on the Company’s consolidated financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus.

(ee)              No Unlawful Payments. None of the Company Parties nor any director, officer or employee of any of the Company Parties nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of any Company Party has (i) used any Company Party funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. Each Company Party has instituted, maintains and enforces, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all such applicable anti-bribery and anti-corruption laws.

(ff)               Compliance with Anti-Money Laundering Laws. The operations of the Company Parties are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended by the USA Patriot Act, the applicable money laundering statutes of all jurisdictions where any Company Party conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit, inquiry or proceeding brought by or before any court or governmental agency, authority or body or any arbitrator involving any of the Company Parties with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened; the Company acknowledges that, in accordance with the requirements of the USA Patriot Act, the Manager is required to obtain, verify and record information that identifies its clients, including the Company, which information may include the name and address of its clients, as well as other information that will allow the Manager to properly identify its clients.

(gg)             No Conflicts with Sanctions Laws. None of the Company Parties, nor any directors, officers or employees thereof, nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of any Company Party, is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor are any of the Company Parties located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, the so-called Donetsk People’s Republic and so-called Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea, and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five (5) years, none of the Company Parties have knowingly engaged in or are now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. None of the Company Parties nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of a Company Party, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (x) the subject of any Sanctions or (y) located, organized or resident in a Sanctioned Country.

(hh)             No Restrictions on Subsidiaries. No direct or indirect subsidiary of the Company is prohibited or restricted, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any distributions or dividends to the Company, from making any other distribution on such subsidiary’s ownership interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company. Except as set forth in the Registration Statement and in the Prospectus, the Company owns, directly or indirectly, all of the equity interests of the subsidiaries of the Company free and clear of any lien, charge, security interest, encumbrance, right of first refusal or other restriction.

(ii)                No Broker’s Fees. None of the Company Parties has incurred any liability, or is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against such Company Party or the Manager, for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(jj)                No Preferential Rights. Except as set forth in the Registration Agreement and the Prospectus, no person, as such term is defined in Rule 1-02 of Regulation S-X promulgated under the Act (each, a “Person”), has (i) the right, contractual or otherwise, to cause the Company to issue or sell to such Person any Common Shares or shares of any other capital stock or other securities of the Company, (ii) any preemptive rights, resale rights, rights of first refusal, rights of co-sale, or any other rights (whether pursuant to a “poison pill” provision or otherwise) to purchase any Common Shares or shares of any other capital stock or other securities of the Company from the Company, (iii) the right to act as an underwriter to the Company in connection with the offer and sale of the Shares, or (iv) the right to require the Company to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(kk)             No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Permitted Free Writing Prospectuses, if any, (i) there has not been any change in the capital stock or long-term debt of any Company Party, or any dividend or distribution of any kind declared, set aside for payment, paid or made by a Company Party on any class of capital stock, or any Material Adverse Effect, or any development involving a prospective Material Adverse Effect, in or affecting the business, properties, prospects, earnings, rights, assets, management, financial position, or results of operations of the Company Parties taken as a whole; (ii) none of the Company Parties has entered into any transaction or agreement that is material to the Company Parties taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company Parties taken as a whole; and (iii) none of the Company Parties has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement or Prospectus (including any document deemed incorporated by reference therein).

(ll)                No Stabilization. The Company Parties and their respective directors, officers, affiliates and controlling persons have not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(mm)         Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in or incorporated by reference into the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(nn)             Sarbanes-Oxley Act. The Company has taken all necessary action to ensure that, upon the filing of the Registration Statement, the Company and, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, were, and as of each Representation were or will be, in compliance in all material respects with any applicable provision of the Sarbanes-Oxley Act, including Section 402 thereof related to loans and Sections 302 and 906 thereof related to certifications.

(oo)             Status under the Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act.

(pp)             Listing of the Shares. At the Time of Sale, the Company will have filed an application for listing of the Shares on Nasdaq. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act, delisting the Common Shares from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. To the Company’s knowledge, it is in compliance with all applicable listing requirements of Nasdaq.

(qq)             Description of Securities. There are no statutes, regulations, contracts or other documents required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that have not been described or filed as required. The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement and the Prospectus and any Permitted Free Writing Prospectus to which the Manager has consented.

(rr)               Certain Market Activities. None of the Company Parties, nor any of their respective directors, officers or controlling persons has taken, directly or indirectly, any action designed, or that has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ss)               Cybersecurity; Data Protection. The Company Parties’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company Parties as currently conducted, to the Company’s knowledge free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company Parties have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their respective businesses and to the Company’s knowledge there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, except for those that have been remedied without material cost or liability or the duty to notify any other person and those that would not, individually or in the aggregate, have a Material Adverse Effect, nor any incidents under internal review or investigations relating to the same. The Company Parties are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(tt)                Projections and Forward-Looking Statements. No projection or other forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included in any of the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis after due consideration by the Company of the underlying assumptions, estimates and other applicable facts and circumstances or has been disclosed other than in good faith. No such statement was made with the knowledge of an executive officer or director of the Company that was false or misleading.

SECTION 3:             Sale and Delivery of Shares.

(a)                 On the basis of the representations, warranties and agreements herein contained, and subject to the terms and conditions herein set forth, the Company agrees to issue and sell through or to the Manager, as sales agent and/or principal, as and when it provides instructions, in its discretion, for the sale of the Shares, and the Manager agrees to use its commercially reasonable efforts, consistent with its normal trading and sales practices and applicable law and regulations, to sell, as sales agent for the Company, the Shares on the following terms.

(i)                  The Shares are to be sold by the Manager on a daily basis or otherwise as shall be mutually agreed upon by the Company and the Manager on any trading day for Nasdaq (other than a day on which Nasdaq is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”), for which (A) the Company, through any of the individuals listed as authorized representatives of the Company on Schedule B hereto, as such Schedule B may be amended from time to time (the “Authorized Company Representatives”), has instructed the Manager by telephone (confirmed promptly by electronic mail containing a notice substantially in the form attached hereto as Exhibit 3(a)(i), with a copy to each of the other Authorized Company Representatives at such time) to make such sales and (B) the Company has satisfied its obligations under Sections 4, 5 and 6 hereof. On or before a Trading Day that the Company wishes to sell the Shares, the Company will designate in a notice delivered by electronic mail substantially in the form attached hereto as Exhibit 3(a)(i) the maximum amount of the Shares to be sold by the Manager daily or over a specific trading period as agreed to by the Manager (in any event not in excess of the amount available for issuance under the Prospectus and the Registration Statement (including any limit set forth in General Instruction I.B.6 thereof, if applicable) or in an amount, together with all sales of the Shares under this Agreement, in excess of the amount of Shares authorized from time to time to be issued and sold under this Agreement or below any minimum price below which sales of the Shares may not be effected) and any other limitations specified by the Company and mutually agreed by the Manager. For the avoidance of doubt, the foregoing limitation shall not apply to sales solely to employees or other security holders of the Company or the Company Parties or to a trustee or other person acquiring the Shares for the accounts of such persons in which the Manger is acting for the Company in a capacity other than as Manager under this Agreement. Subject to the terms and conditions of this Section 3(a), the Manager may sell the Shares by any method permitted by law deemed to be an At the Market Offering (as defined below), including, without limitation, sales made by means of ordinary brokers’ transactions, to or through a market maker at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices (such transactions are hereinafter referred to as “At the Market Offerings”). Subject to the terms and conditions of this Section 3(a) and the other terms and conditions specified herein (including, without limitation, the accuracy of the representations and warranties of the Company Parties and the performance by the Company of its covenants and other obligations, contained herein and the satisfaction of the additional conditions specified in Section 6 hereof), the Manager shall use its commercially reasonable efforts to offer and sell all of the Shares designated; provided, however, that the Manager shall have no obligation to offer or sell any Shares, and the Company acknowledges and agrees that the Manager shall have no such obligation, in the event that an offer or sale of the Shares on behalf of the Company may, in the reasonable judgment of the Manager, constitute the sale of a “block” under Rule 10b-18(a)(5) under the Exchange Act or a “distribution” within the meaning of Rule 100 of Regulation M under the Exchange Act, or the Manager reasonably believes that it may be deemed to be an “underwriter” under the Act in a transaction that is other than by means of ordinary brokers’ transactions between members of Nasdaq that qualify for delivery of a Prospectus to Nasdaq in accordance with Rule 153 under the Act.

(ii)                Notwithstanding the foregoing, the Company, through any of the Authorized Company Representatives, may instruct the Manager by telephone (confirmed promptly by electronic mail) not to sell the Shares if such sales cannot be effected at or above the price designated by the Company in any such instruction. In addition, the Company or Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Shares for a specified period (a “Suspension Period”); provided, however, that such Suspension Period shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice and provided, further, that there shall be no obligations under Sections 4(m), 4(n), 4(p) and 4(q) with respect to the delivery of certificates, opinions, or comfort letters to the Manager during a Suspension Period and that such obligations shall recommence on the termination of the Suspension Period.

(iii)              The Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of At the Market Offerings and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be mutually agreed upon by the Company and the Manager.

(iv)               The compensation to the Manager, as an agent of the Company, for sales of the Shares shall be 3.0% of the gross sales price of the Shares sold pursuant to this Section 3(a). The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(v)                If acting as sales agent hereunder, the Manager shall provide written confirmation to the Company (which may be by electronic mail) as soon as is reasonably practicable following the close of trading on Nasdaq each day in which the Shares are sold pursuant to this Section 3(a) setting forth (i) the number of Shares sold on such day, (ii) the Net Proceeds to the Company, and (iii) the compensation payable by the Company to the Manager with respect to such sales.

(vi)               Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the second business day that is also a trading day on Nasdaq following the date on which such sales are made (each such date, a “Settlement Date”). On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the Net Proceeds for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent to the Manager’s account, or to the account of the Manager’s designee, at The Depository Trust Company through its Deposit and Withdrawal at Custodian System (“DTC”) or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form, in return for payments in same day funds delivered to the account designated by the Company. If the Company, or its transfer agent (if applicable), shall default upon its obligation to deliver the Shares on any Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 7(a) hereof, the Company shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Manager any commission to which it would otherwise be entitled absent such default. The Authorized Company Representatives shall be the contact persons for the Company for all matters related to the settlement of the transfer of the Shares through DTC for purposes of this Section 3(a)(vi).

(vii)             At each Representation Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement. Any obligation of the Manager to use its commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 hereof.

(b)                If the Company wishes to issue and sell the Shares other than as set forth in Section 3(a) hereof, it will notify the Manager of the proposed terms of such issuance and sale (each, a “Placement”). If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and the Manager will enter into a Terms Agreement setting forth the terms of such Placement. In the event of a conflict between the terms of this Agreement and the terms of any Terms Agreement, the terms of such Terms Agreement will control.

(c)                 Under no circumstances shall the aggregate gross sales proceeds of the Shares sold pursuant to this Agreement exceed the lesser of (A) the amount set forth in Section 1 hereof and (B) the amount available for offer and sale under the Registration Statement (including any limit set forth in General Instruction I.B.6 thereof, if applicable), nor shall the aggregate amount of Shares sold pursuant to this Agreement exceed the amount of Shares authorized to be issued and sold from time to time under this Agreement by the board of directors of the Company, or a duly authorized committee thereof, and notified to the Manager in writing. The Manager shall have no responsibility for maintaining records with respect to Shares available for sale under the Registration Statement or for determining the aggregate gross sales price, number or minimum price of Shares duly authorized by the Company.

(d)                Each sale of the Shares through or to the Manager shall be made in accordance with the terms of this Agreement or, if applicable, a Terms Agreement. The Manager’s commitment, if any, to purchase Shares from the Company as principal shall be deemed to have been made on the basis of the accuracy of the representations and warranties of the Company, and performance by the Company of its covenants and other obligations, herein contained and shall be subject to the terms and conditions herein set forth. At the time of each Terms Agreement, the Manager shall specify the requirements, if any, for the officers’ certificates, legal opinions and comfort letters pursuant to Sections 4(m), 4(n), 4(p) and 4(q) hereof.

(e)                 Subject to the limitations set forth herein and as may be mutually agreed upon by the Company and the Manager, sales effected pursuant to this Agreement may not be requested by the Company and need not be made by the Manager (i) at any time from and including the day on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the applicable Bring-Down Delivery Date of the Company referenced in Section 4(q) below, or (ii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information.

(f)                  The Company acknowledges and agrees that (i) there can be no assurance that the Manager will be successful in selling the Shares, (ii) the Manager will not incur liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Manager to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the terms of this Agreement, and (iii) the Manager shall not be under any obligation to purchase Shares on a principal basis pursuant to this Agreement except as otherwise specifically agreed by the Manager and the Company pursuant to a Terms Agreement.

SECTION 4:             Covenants of the Company. The Company agrees with the Manager:

(a)                 During the period in which a prospectus relating to the Shares is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), to notify the Manager promptly of the time when any amendment to the Registration Statement has become effective or any amendment or supplement to the Prospectus has been filed; to prepare and file with the Commission, promptly upon the Manager’s request, any amendments or supplements to the Registration Statement or the Prospectus that, in the Manager’s reasonable opinion, may be necessary or advisable in connection with the offer of the Shares by the Manager; and to cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Act.

(b)                To promptly advise the Manager, confirming such advice in writing (which may be made by electronic mail), of any request by the Commission for amendments or supplements to the Registration Statement, the Base Prospectus or the Prospectus or for additional information with respect thereto, or of notice of examination, institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its commercially reasonable efforts to obtain the lifting or removal of such order as soon as possible; to promptly advise the Manager of any proposal to amend or supplement the Registration Statement, the Base Prospectus or the Prospectus, and to provide the Manager and counsel for the Manager copies of any such documents (excluding any documents incorporated or deemed incorporated therein by reference) for review and comment in a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement (other than any prospectus supplement relating to the offering of other securities (including, without limitation, Shares)) to which the Manager shall have objected in writing.

(c)                 To make available to the Manager, as soon as practicable after the date of this Agreement, and thereafter from time to time to furnish to the Manager, as many copies of the Prospectus (or of the Prospectus as amended or supplemented at such time if the Company shall have made any amendments or supplements thereto) as the Manager may reasonably request; in case the Manager are required to deliver (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to ensure compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be.

(d)                Subject to Section 4(b) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus relating to the Shares is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 under the Act or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares.

(e)                 To promptly notify the Manager of the happening of any event that could require the making of any change in the Prospectus as then amended or supplemented so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during any period during which a prospectus is required to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 under the Act or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, to prepare and furnish, at the Company’s expense, to the Manager promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change in such quantities as the Manager may reasonably request.

(f)                  To furnish such information as may be required and otherwise cooperate in qualifying the Shares for offer and sale under the securities laws of such jurisdictions as the Manager may reasonably designate and to maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise the Manager of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening in writing of any proceeding for such purpose.

(g)                To make generally available to the Company’s security holders, and to deliver to the Manager, an earnings statement of the Company covering a period of twelve months which will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder.

(h)                To apply the net proceeds from the sale of the Shares pursuant to this Agreement and any Terms Agreement in the manner set forth under the caption “Use of Proceeds” in the Prospectus Supplement.

(i)                  At any time that the Company has instructed the Manager to sell the Shares pursuant to Section 3(a)(i) hereof but such instructions have not been fulfilled, settled or cancelled, not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to sell or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Shares or securities convertible into or exchangeable or exercisable for Common Shares or warrants or other rights to purchase Common Shares or any other securities of the Company that are substantially similar to the Common Shares or permit the registration under the Act of any Common Shares, in each case without giving the Manager at least three business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale. Notwithstanding the foregoing, the Company may (i) register the offer and sale of the Shares through the Manager pursuant to this Agreement or any Terms Agreement; (ii) issue Common Shares pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans existing on the date hereof; (iii) issue Common Shares in connection with the exercise of any warrants outstanding prior to the Execution Date; or (iv) issue Common Shares in connection with any acquisition, provided, that in connection with such issuance, the seller(s) agrees in writing to be bound by the provisions of this Section 4(i). In the event that notice of a proposed sale is provided by the Company pursuant to this Section 4(i), the Manager may suspend activity under this program for such period of time as may be requested by the Company or as may be deemed appropriate by the Manager.

(j)                  Not to take, and to cause each other Company Party not to take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute under the Exchange Act or otherwise, the stabilization or manipulation of the price of Common Shares to facilitate the sale or resale of the Shares.

(k)                To use its commercially reasonable efforts to cause the Common Shares to maintain its listing on Nasdaq.

(l)                  To advise the Manager promptly after it receives notice or obtains knowledge of any information or fact that would materially alter or affect any opinion, certificate, letter or other document provided to the Manager pursuant to Section 6 hereof.

(m)               Upon commencement of the offering of the Shares under this Agreement (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period) and promptly after each date that (i) the Registration Statement or the Prospectus is amended or supplemented (other than pursuant to subclause (ii) below and other than by a prospectus supplement filed pursuant to Rule 424(b) under the Act relating solely to the offering of securities other than the Shares), or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (the date of commencement of the offering of the Shares under this Agreement and each date referred to in subclauses (i) and (ii) above, are collectively referred to as a “Bring-Down Delivery Date”), to furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered on the Bring-Down Delivery Date, in form satisfactory to the Manager, to the effect that the statements contained in the certificate referred to in Section 6(e) of this Agreement that was last furnished to the Manager are true and correct as of such Bring-Down Delivery Date, as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided that the filing of a Current Report on Form 8-K will not constitute a Bring-Down Delivery Date under clause (ii) above unless either (A)(x) such Current Report on Form 8-K is filed at any time during which either a prospectus relating to the Shares is required to be delivered under the Act (whether physically, deemed to be delivered pursuant to Rule 153 under the Act or through compliance with Rule 172 under the Act or any similar rule) or such Current Report on Form 8-K is filed at any time from and including the date of a Terms Agreement through and including the relevant Settlement Date and (y) the Manager has reasonably requested that such date be deemed to be a Bring-Down Delivery Date based upon the event or events reported in such Current Report on Form 8-K or (B) such Current Report on Form 8-K contains capsule financial information, historical or pro forma financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K or part thereof under Item 2.02 of Regulation S-K of the Commission that is considered “filed” under the Exchange Act; and provided, further, that the obligation of the Company under this subsection (m) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(n)                To furnish or cause to be furnished forthwith to the Manager (i) at or promptly after each Bring-Down Delivery Date (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period), a written opinion letter of each of (i) Lowenstein Sandler LLP, U.S. counsel for the Company (including negative assurance) and (ii) Fasken Martineau DuMoulin LLP, Canadian counsel for the Company, or other counsel satisfactory to the Manager (the “Company Counsel”), dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions; provided, however, that in lieu of such opinions for subsequent Bring-Down Delivery Date that a Company Counsel is required to deliver, such Company Counsel may furnish the Manager with a letter to the effect that the Manager may rely on a prior opinion delivered under this Section 4(n) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Delivery Date); provided further that the obligation of the Company under this subsection (n) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(o)                Upon commencement of the offering of the Shares under this Agreement, to furnish or cause to be furnished forthwith to the Manager a written opinion letter of each of (i) Cooley LLP, U.S. intellectual property counsel for the Company and (ii) Wolff, Bregman & Goller, Israeli intellectual property counsel for the Company, in form and substance satisfactory to the Manager.

(p)                At or promptly after each Bring-Down Delivery Date (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period), Goodwin Procter LLP, counsel to the Manager, shall deliver a negative assurance letter, dated and delivered as of such Bring-Down Delivery Date, in form and substance satisfactory to the Manager; provided that the obligation under this subsection (p) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(q)                Upon commencement of the offering of the Shares under this Agreement (and upon recommencement of the offering of the Shares under this Agreement following a Suspension Period), and or promptly after each date that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information and (ii) the Company shall file an annual report on Form 10-K (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K) or a quarterly report on Form 10-Q, (iii) there is filed with the Commission any document (other than an annual report on Form 10-K or a quarterly report on Form 10-Q) incorporated by reference into the Prospectus which contains financial information, the Manager shall make a reasonable request therefor, to cause the Accountant, or other independent accountants satisfactory to the Manager, forthwith to furnish to the Manager a letter (“Comfort Letter”), dated the date of the commencement of the offering, the date of effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(d) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided that the obligation of the Company under this subsection (q) shall be deferred during any Suspension Period and shall recommence upon the termination of such Suspension Period.

(r)                  That the Company acknowledges that the Manager may trade in Common Shares for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement; provided, that such activity of the Manager is conducted in compliance with Regulation M under the Exchange Act.

(s)                 If, to the knowledge of the Company, any condition set forth in Section 6(a) or 6(h) hereof shall not have been satisfied on the applicable Settlement Date, to offer to any person who has agreed to purchase the Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

(t)                  To disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of the Shares sold through or to the Manager under this Agreement, the Net Proceeds to the Company and the compensation paid to the Manager by the Company with respect to sales of the Shares pursuant to this Agreement during the period covered by the report.

(u)                At each Bring-Down Delivery Date, to conduct a due diligence session, in form and substance, satisfactory to the Manager, which shall include representatives of the management and the accountants of the Company.

(v)                To ensure that, prior to instructing the Manager to sell Shares, the Company shall have obtained all necessary corporate authority for the offer and sale of such Shares.

(w)               If, immediately prior to the third anniversary of the effectiveness of the Registration Statement, any of the Shares remain unsold hereunder, the Company will, prior to such third anniversary, file a new prospectus supplement (the “New Prospectus Supplement”) relating to the Shares to its subsequent registration statement on Form S-3 (the “Subsequent Registration Statement”), and will take all other reasonable actions necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the expired registration statement relating to such Shares and this Agreement. Upon filing of the New Prospectus Supplement, except where the context otherwise requires, references herein to the “Registration Statement” shall be deemed to refer to the Subsequent Registration Statement, and references herein to the “Prospectus Supplement” shall be deemed to refer to the New Prospectus Supplement.

SECTION 5:             Payment of Expenses. Except as otherwise agreed in writing among the Company and the Manager, the Company agrees, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, to pay all of the Company’s expenses incident to the performance of its obligations hereunder, including, but not limited to, such costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each such document to the Manager (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares, (iii) the producing, word processing and/or printing of this Agreement, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each such document to the Manager (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state laws and the determination of their eligibility for investment under state or foreign law as aforesaid and the printing and furnishing of copies of any blue sky surveys to the Manager, (v) the listing of the Shares on Nasdaq, (vi) any filing for review of the public offering of the Shares by FINRA, including the reasonable legal fees and disbursements of counsel for the Manager relating to FINRA matters and (vii) the reasonable fees and disbursements of the Company’s counsel and of the Company’s accountants. The Manager will pay all of its out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement, including, without limitation, travel, reproduction, printing and similar expenses; provided, however, that the Company will reimburse (x) all fees, costs and expenses of external counsel to the Manager, in an amount of up to US$100,000 in the aggregate, payable upon execution of this Agreement, plus an additional US$5,000 per calendar quarter, and (y) the filing fees and expenses in connection with filings with the FINRA Corporate Financing Department, upon request from time to time.

SECTION 6:             Conditions of the Manager’s Obligations. The obligations of the Manager are subject to (i) the accuracy of the representations and warranties of the Company as of each Representation Date, (ii) the performance by the Company of its obligations hereunder and (iii) to the following additional conditions precedent.

(a)                 (i) No stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, and no order directed at or in relation to any document incorporated by reference therein and no order preventing or suspending the use of the Prospectus has been issued by the Commission, and no suspension of the qualification of the Shares for offer or sale in any jurisdiction, or, to the knowledge of the Company or the Manager, of the initiation or threatening in writing of any proceedings for any of such purposes, has occurred; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) neither the Base Prospectus nor the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (iv) no Permitted Free Writing Prospectus and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(b)                Subsequent to the respective dates as of which information is given in the Registration Statement, the Base Prospectus and the Prospectus, there shall not have been any Material Adverse Effect, in the judgment of the Manager.

(c)                 On every date specified in Section 4(n) hereof, the Manager shall have received an opinion and, as applicable, the negative assurance letter of each Company Counsel, in form and substance satisfactory to the Manager, dated as of such date.

(d)                On every date specified in Section 4(q) hereof, the Manager shall have received from the Accountant, in form and substance satisfactory to the Manager, a Comfort Letter, dated as of such date.

(e)                 On every date specified in Section 4(m) hereof, the Manager shall have received a certificate to the effect that (i) the representations and warranties of the Company as set forth in this Agreement are true and correct as of the Bring-Down Delivery Date, (ii) the Company has performed its obligations under this Agreement that it is required to perform on or prior to such Bring-Down Delivery Date, and (iii) the conditions set forth in paragraphs (a) and (b) of Section 6 hereof have been met. The certificate shall also state that the Shares have been duly and validly authorized by the Company, that all company action required to be taken for the issuance and sale of the Shares has been validly and sufficiently taken, and that the Company’s board of directors, or a duly authorized committee thereof, has not revoked, rescinded or otherwise modified or withdrawn such authorization.

(f)                  On every date specified in Section 4(p) hereof, the Manager shall have received a negative assurance letter of Goodwin Procter LLP, counsel to the Manager, in form and substance satisfactory to the Manager, dated as of such date.

(g)                All filings with the Commission required by Rule 424 under the Act to have been filed by any Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424.

(h)                The Company shall have filed an application for listing of the Shares  on Nasdaq prior to the sale of any Shares hereunder.

SECTION 7:             Indemnification and Contribution.

(a)                 The Company agrees to indemnify, defend and hold harmless the Manager, its partners, employees, agents, members, directors and officers, any person who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and any “affiliate” (within the meaning of Rule 405 under the Act) of the Manager that has, or is alleged to have, participated in the distribution of Shares, and the successors and assigns of all the foregoing persons, from and against any loss, damage, expense, liability or claim (including, without limitation, the reasonable cost of investigation and any legal fees and other expenses reasonably incurred in connection with any suit, action, investigation or proceeding or any claim asserted), joint or several, which the Manager or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Manager to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 7 being deemed to include the Base Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any “issuer information” (as defined in Rule 433 under the Act) of the Company, in any road show as defined under Rule 433(h) under the Act (a “road show”) or in any Permitted Free Writing Prospectus, or that arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information furnished in writing by or on behalf of the Manager to the Company expressly for use in, such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

If any action, suit, inquiry or proceeding (together, a “Proceeding”) is brought against the Manager or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Manager or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to the Manager or any such person or otherwise except to the extent the Company was materially prejudiced by such omission. The Manager or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Manager or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company, and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Company shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless the Manager and any such person from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Company to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Company agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Company of the aforesaid request, (ii) the Company shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. The Company shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or may be a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b)                The Manager agrees to indemnify and hold harmless the Company and its respective partners, employees, agents, members, directors and each officer that signed the Registration Statement, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including, without limitation, the reasonable cost of investigation and any legal fees and other expenses reasonably incurred in connection with any suit, action, investigation or proceeding or any claim asserted), joint or several, which the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact made in reliance upon and in conformity with any information relating to the Manager furnished in writing by or on behalf of the Manager to the Company expressly for use with reference to the Manager in the Prospectus or arising out of or is based upon any omission or alleged omission to state a material fact therein in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, it being understood and agreed that the only such information furnished by the Manager consists of the following information in the Prospectus furnished on behalf of the Manager: the [second sentence of the eighth paragraph] under the caption “Plan of Distribution”.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against the Manager pursuant to the foregoing paragraph, such Company or such person shall promptly notify the Manager in writing of the institution of such Proceeding and the Manager shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Manager shall not relieve the Manager from any liability which the Manager may have to the Company or any such person or otherwise. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Manager in connection with the defense of such Proceeding or the Manager shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to the Manager (in which case the Manager shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Manager may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Manager), in any of which events such fees and expenses shall be borne by the Manager and paid as incurred (it being understood, however, that the Manager shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The Manager shall not be liable for any settlement of any such Proceeding effected without the written consent of the Manager but, if settled with the written consent of the Manager or if there be a final judgment for the plaintiff, the Manager agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Manager to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the Manager agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by the Manager of the aforesaid request, (ii) the Manager shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the Manager at least 30 days’ prior notice of its intention to settle. The Manager shall not, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include any statement as to or an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(c)                 If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsections (a) and (b) of this Section 7 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Manager, on the other hand, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Manager, on the other, in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Manager, on the other, shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of commissions paid hereunder but before deducting expenses) received by the Company, and the total commissions received by the Manager hereunder, bear to the aggregate public offering price of the Shares. The relative fault of the Company, on the one hand, and of the Manager, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Manager and the party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection (c) shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d)                The Company and the Manager agree that it would not be just and equitable if contributions pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 7, no Manager shall be required to contribute any amount in excess of commissions received by it under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)                 The Company and the Manager agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement, the Base Prospectus or the Prospectus.

SECTION 8:             Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 7 hereof and the covenants, warranties and representations of the Company contained in this Agreement or in certificates delivered pursuant hereto shall remain in full force and effect regardless of any investigation made by or on behalf of the Manager, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls the Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.

SECTION 9:             Termination.

(a)                 The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that (i) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (ii) the provisions of Sections 5, 7, 8, 10, 11, 12, 18 and 20 hereof shall remain in full force and effect notwithstanding such termination.

(b)                The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party, except that the provisions of Sections 5, 7, 8, 10, 11, 12, 18 and 20 hereof shall remain in full force and effect notwithstanding such termination.

(c)                 This Agreement shall remain in full force and effect unless terminated pursuant to Sections 9(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7 and 8 hereof shall remain in full force and effect.

(d)                Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vi) hereof.

(e)                 Unless earlier terminated pursuant to this Section 9, this Agreement shall automatically terminate upon the issuance and sale of all of the Shares through the Manager on the terms and subject to the conditions set forth herein, except that Sections 5, 7, 8, 10, 11, 12, 18 and 20 and shall remain in full force and effect.

SECTION 10:          Notices. Except as otherwise herein provided, all statements, requests, notices and agreements under this Agreement shall be in writing and delivered by hand, overnight courier, mail or transmitted by any standard form of telecommunication and, if to the Manager, shall be sufficient in all respects if delivered or sent to Canaccord Genuity LLC, 99 High Street, 12th Floor, Boston, Massachusetts 02110, Attention: ECM, General Counsel (email: aviles@cgf.com); and, if sent to the Company, shall be delivered or sent to Edesa Biotech, Inc., 100 Spy Court, Markham, Ontario, Canada L3R 5H6, Attention: Pardeep Nijhawan, (email: notices@edesabiotech.com). Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

SECTION 11:          Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Company and the Manager and, to the extent provided in Section 7 hereof, the controlling persons, directors and officers referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, through or from the Manager) shall acquire or have any right under or by virtue of this Agreement.

SECTION 12:          No Fiduciary Relationship. The Company hereby acknowledges that the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Shares. The Company further acknowledges that the Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Manager act or be responsible as a fiduciary to the Company, the management, stockholders or creditors or any other person in connection with any activity that the Manager may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Manager hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Manager agree that each is responsible for making its own independent judgments with respect to any such transactions and that any opinions or views expressed by the Manager to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Manager with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

SECTION 13:          Press Releases and Disclosure. The Company may issue a press release in compliance with Rule 134 under the Act describing the material terms of the transactions contemplated hereby as soon as practicable following the date hereof and may file with the Commission a Current Report on Form 8-K describing the material terms of the transaction contemplated hereby, and the Company shall consult with the Manager prior to making such disclosures, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or Commission or Nasdaq rules. If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use commercially reasonable efforts, acting in good faith, to agree upon the text of such disclosure that is reasonably satisfactory to all parties.

SECTION 14:          Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Shares.

SECTION 15:          Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

SECTION 16:          Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

SECTION 17:          Electronic Signature. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 18:          Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement, directly or indirectly, shall be governed by, and construed in accordance with, the internal laws of the State of New York.

SECTION 19:          Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 20:          Applicable Law and Submission to Jurisdiction. This Agreement and any claim, controversy or dispute arising under or related to this Agreement or the transactions contemplated hereby (including without limitation, any claims sounding in equity, statutory law, contract law or tort law arising out of the subject matter hereof) shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its conflicts of laws doctrine. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the Borough of Manhattan in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Designated Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Designated Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each party not located in the United States has irrevocably appointed California Corporate Agents, 2108 N Street Suite C, Sacramento, CA 95816 as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the Borough of Manhattan in the City of New York.

To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from the jurisdiction of any court of (i) Canada or the province of Ontario or British Columbia, or any political subdivision thereof, (ii) the United States or the State of New York or California, (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

SECTION 21:          Successors and Assigns. This Agreement shall be binding upon the Company and the Manager and their respective successors and assigns and any successor or assign of any substantial portion of the Company’s and the Manager’s respective businesses and/or assets.

SECTION 22:          Recognition of the U.S. Special Resolution Regimes.

(a)                 In the event that the Manager qualifies as a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Manager of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                In the event that the Manager qualifies as a Covered Entity and becomes subject, or a BHC Act Affiliate of the Manager becomes subject, to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Manager are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 22: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

SECTION 23:          Miscellaneous. Securities sold, offered or recommended by the Manager are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency. Lending affiliates of the Manager have or may in the future have lending relationships with issuers of securities underwritten or privately placed by the Manager. Prospectuses and other disclosure documents for securities underwritten or privately placed by the Manager may disclose the existence of any such lending relationships and whether the proceeds of the issue may be used to repay debts owed to affiliates of the Manager.

[Signature Pages Follow]

If the foregoing correctly sets forth the understanding between the Company and the Manager, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Manager. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Manager may be evidenced by an exchange of telegraphic or other written communications.

Very truly yours,

EDESA BIOTECH, INC.

By:	/s/ Pardeep Nijhawan
Name: Pardeep Nijhawan
Title: Chief Executive Officer

ACCEPTED as of the date
first above written

CANACCORD GENUITY LLC

By:	/s/ Jennifer Pardi
Name: Jennifer Pardi
Title: Managing Director

Schedule A

Permitted Free Writing Prospectuses

None.

Schedule B

Authorized Company Representatives

Pardeep Nijhawan, MD	Chief Executive Officer
Michael Brooks, PhD	President
Kathi Niffenegger, CPA	Chief Financial Officer

Schedule C

Company Parties

Name	Jurisdiction of Organization	Jurisdictions in which Qualified to do Business as Foreign Entity
Edesa Biotech, Inc.	British Columbia, Canada	None
Edesa Biotech Research, Inc.	Ontario, Canada	None
Edesa Biotech USA, Inc.	California, United States	None

Exhibit 3(a)(i)

From:	[ ]

Cc:	[ ]

To:	[ ]

Subject:	At-the-Market Offering

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among Edesa Biotech, Inc., a company incorporated pursuant to the laws of the Province of British Columbia, Canada (the “Company”) and Canaccord Genuity LLC (the “Manager”) dated March [*], 2023 (the “Agreement”), I hereby request on behalf of the Company that the Manager sell up to [●] common shares of the Company, without par value (the “Shares”) at a minimum market price of $[●] per Share between [ ], 20[ ] and [ ], 20[ ]. [There shall be no limitation on the number of Shares that may be sold on any one (1) day.][No more than [●] Shares may be sold on any one (1) day.] [Other sales parameters]

Very truly yours,

By:
Name: [________________] Title: [________________]